Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the filing of the Quarterly Report on Form 10-Q of MRC Global Inc., a Delaware corporation (the “Company”), for the period ended September 30, 2019 (the “Report”), each of the undersigned officers of the Company certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

(1)The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 1, 2019

/s/ Andrew R. Lane
Name:	Andrew R. Lane
Title:	President and Chief Executive Officer

/s/ James E. Braun
Name:	James E. Braun
Title:	Executive Vice President and Chief Financial Officer